Exhibit 99.1

eHealth Announces Appointment of Scott C. Sanborn as Chief

Marketing and Revenue Officer

EVP Bruce Telkamp to Increase Focus on Business and Corporate Development

MOUNTAIN VIEW, CA, November 24, 2008 – eHealth, Inc. (NASDAQ: EHTH), parent company of eHealthInsurance, announced today that Scott C. Sanborn has been appointed as chief marketing and revenue officer. Mr. Sanborn will oversee all major marketing and demand-generation functions, including traditional and online marketing activities, partner management, public relations, customer care center operations, business analytics and product marketing. Mr. Sanborn starts today and will be based in eHealth’s Mountain View, California headquarters. He will report directly to Gary Lauer, the company’s chief executive officer.

With the expansion of the senior executive team, Bruce Telkamp, executive vice president of business operations, will become executive vice president of business and corporate development. Mr. Telkamp, who has been with the company for eight years, will transition his responsibilities in marketing and customer care center operations to Mr. Sanborn. Mr. Telkamp will continue his oversight of the company’s business development, carrier relations and legal departments, as well as lead the company’s new corporate development function.

Prior to joining eHealth, Mr. Sanborn served as chief marketing officer of RedEnvelope, Inc., an e-commerce and catalog retailer of upscale gifts, from April 2007 to June 2008. Before joining RedEnvelope, Mr. Sanborn held several senior marketing positions at Home Shopping Network, a television and internet retailer of consumer products, from December 2002 to April 2007, including as senior vice president of marketing. Mr. Sanborn was instrumental in growing Home Shopping Network’s online business, led an award-winning creative team, and created a new brand position and identity for the company. In addition to his role as senior vice president of marketing, Mr. Sanborn also held vice president of marketing positions at Home Shopping Network and for its online business. Prior to Home Shopping Network, Mr. Sanborn worked in marketing and advertising agencies including i-traffic/Agency.com in San Francisco, and Ammirati Puris Lintas in Holland. Mr. Sanborn holds a B.A. degree in English from Tufts University.

“Awareness is a major business priority at eHealth and we have more opportunity now for visibility than we’ve ever had in the history of the company. Scott will play a critical role in driving new revenue opportunities, managing and expanding our customer base and executing effective and creative marketing programs,” said Mr. Lauer. “Additionally, Bruce Telkamp will now be able to focus more of his time and attention to developing new business partnerships and strategic relationships for the company. Bruce’s business operations and legal experience makes him uniquely qualified for this important and strategic responsibility.”

“eHealth has a strong foundation of proven technology, seasoned leadership and an established member base and has the potential to reach out to new audiences and go deeper into existing customer segments. I’m excited about my new role and working with the eHealth team to build on this foundation with new market opportunities, satisfied customers and a more visible brand,” said Mr. Sanborn.

About eHealth

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, www.ehealthinsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealthInsurance and eHealth are registered trademarks of eHealthInsurance Services, Inc.

Forward Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements regarding strategies and objectives for future operations, future management roles, new revenue opportunities, development of new business partnerships and strategic relationships, effectiveness of marketing programs, brand visibility and expansion of the customer base. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including those described in eHealth’s most recent periodic report as filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

For more information, please contact:

Brian Mast

Director of Public Relations

eHealth, Inc.

(415)609-8494

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